Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors of
NiMin Energy Corp.
We consent to the use of our report included herein with respect to the consolidated financial statements of NiMin Energy Corp. and subsidiary as of December 31, 2009 and 2008, and for each of the years in the two-year period ended December 31, 2009, and to the reference to our firm under the heading “Statement by experts” in the registration statement.
/s/ KPMG LLP
Calgary, Canada
January 21, 2011